Exhibit 99.1

Press Release

For Immediate Release

BKF Capital Announces Demand for Qualstar Records;

Intends to Nominate Seven Directors at the 2013 Annual Meeting of Shareholders

Boca Raton, Florida, May 28, 2013 – BKF Capital Group, Inc. (OTCQB – “BKFG”), announced today that it has served a demand on Qualstar Corporation (NASDAQ — “QBAK”) to examine its books and records supporting statements made about BKF in Qualstar’s earnings release and Form 10-Q for the quarter ended March 31, 2013. In the press release, Qualstar stated that results for the quarter were impacted “by the initiation and subsequent termination of a tender offer for shares of the company’s stock by BKF Capital Group, Inc., which adversely affected bookings and revenues for new equipment in the storage business.” The Qualstar Form 10-Q similarly stated, “Our storage bookings for the fiscal third quarter were negatively impacted by the Partial Tender Offer by the BKF Group in late January . . . which we observed to cause uncertainty and deferral of business opportunities among our resellers and end users.” The Form 10-Q also reported that Qualstar incurred fees of $641,000 during the quarter related to BKF’s tender offer and what it referred to as BKF’s “Potential Proxy Contest.”

BKF has given Qualstar notice that it intends to nominate a full slate of directors for election at Qualstar’s 2013 annual shareholders meeting. It is demanding the records relating to the earnings release and Form 10-Q so that it may communicate with Qualstar shareholders during its upcoming solicitation of proxies for the election of its slate regarding the statements made by Qualstar about BKF and its partial tender offer for Qualstar shares. BKF was forced to withdraw the tender offer after Qualstar adopted a so-called poison pill that effectively prevented BKF from acquiring shares in the offer. BKF is also seeking books and records to understand why, after almost fifteen months since the Company’s last annual meeting on March 21, 2012, a date for the 2013 annual meeting has not been announced.

Speaking about the Qualstar statements in the press release and the Form 10-Q, Steven N. Bronson, BKF’s chairman and chief executive officer said: “We find the Company’s statement that the third quarter results for its storage business were impacted by the BKF tender offer incredible, and we are asking the Company to provide us documentation in support of this curious assertion. We also find it hard to understand how the Company could have spent $641,000 on the BKF tender offer that was open for less than two weeks, and a proxy contest that had not even begun in the third quarter. BKF is concerned about what appears to us as a waste of corporate assets to entrench management, while the Company forecloses the right of shareholders to participate in a non-coercive tender and receive value for their shares.”

Mr. Bronson continued: “We are also concerned with the delay in holding the Company’s annual meeting. In prior years the Company has consistently held its annual meeting in March, or earlier. This year, the first since Mr. Firestone assumed office, it is already the end of May and a meeting date has yet to be announced. This appears to us as a ploy for entrenchment.”

Mr. Bronson concluded: “We hope the documents that we are requesting will shed light on the Company’s implausible assertions regarding BKF, and its troublesome decision to delay the annual meeting. We expect to be communicating about these matters with shareholders in the upcoming proxy contest.”

Participants in the Solicitation

The potential participants in a proxy solicitation by BKF in connection with the 2013 annual meeting of Qualstar shareholders are anticipated to include BKF Capital Group, Inc., a Delaware corporation, and, each of the individuals nominated by BKF for election as directors at the 2013 annual meeting: Steven N. Bronson, Alan B. Howe, Sean M. Leder, Dale E. Wallis and David J. Wolenski.

BKF is the record or beneficial owner of 2,239,419 shares of Qualstar common stock. Mr. Bronson is the beneficial owner of 57,700 shares, and may also be deemed to own beneficially the shares owned by BKF. Except for BKF and Mr. Bronson, none of the BKF participants owns any Qualstar securities.

Additional Information

BKF intends to make a filing with the Securities and Exchange Commission of a proxy statement and an accompanying proxy card to be used to solicit proxies in connection with the 2013 annual meeting of Qualstar shareholders. Shareholders are advised to read the definitive proxy statement and other documents related to the solicitation of shareholders for use at the 2013 annual meeting when they become available, because they will contain important information, including additional information relating to the participants in the proxy solicitation. When completed and available, BKF’s definitive proxy statement and a form of proxy will be mailed to Qualstar shareholders. These materials and other materials filed by BKF in connection with its proxy solicitation will be available at no charge on the SEC’s website at www.sec.gov. The definitive proxy statement and other relevant documents filed by BKF with the SEC will also be available, without charge, from BKF’s proxy solicitor, AST Phoenix Advisors. Call toll-free number (877) 478-5038.

About BKF Capital Group Inc.

BKF Capital Group Inc. is a publicly traded company that intends to create an asset management platform with investment vehicles that focus on areas of portfolio management that typically receive less attention from investors but also present unique investment opportunities. BKF is also engaged in seeking to arrange an acquisition, with an operating business with revenues, at least three years of operating history and unique value opportunities. For additional information please visit: www.bkfcapital.com.

Contacts:

BKF Capital Group, Inc.

Maria Fregosi 561-362-4199 x 209

mfregosi@bkfcapital.com